Medsource
   Technologies




                                                                  Exhibit 10.33
                                                                  -------------

                                DISCLOSURE POLICY

                                  EMPLOYEE COPY

I.       Introduction
         ------------

                 Federal securities laws require that the Company make
              accurate, timely and broad disclosures of material information affecting it, both favorable and unfavorable, to its various security holders and to potential investors. The obligation to disclose material corporate information is in addition to the formal scheduled disclosure requirements mandated by the quarterly Form 10-Q reports, annual Form 10-K reports and Form 8-K reports.

II.      Purpose
         -------
         To establish a policy to assure the appropriate handling and timely, accurate and complete disclosures of material non-public information in compliance with federal securities laws, including Regulation Fair Disclosure.

III.     Scope
         -----
         This policy applies to all operations of the Company.

         The information about the Company's affairs that are subject to this policy generally include, but are not limited to, information concerning:

         (a) its property, business, financial condition and financial forecasts;

         (b)     mergers, acquisitions and dispositions; and

         (c) major contracts, sales, purchases and changes in status with suppliers or customers, or employee relations issues.

         This listing is not exclusive. Any question regarding the nature of information about to be disclosed should be directed to the CEO, CFO, or MedSource Legal Counsel.

IV.      Definition - Material Non-Public Information
         ----------   -------------------------------
         Material, non-public information includes any information, not previously announced or otherwise released to the public, which a reasonable investor would consider important in making a decision to buy, hold or sell stock or other securities. Such material information must not be disclosed other than by official representatives of the company through accepted disclosure media.

         Common examples of information that will frequently be regarded as material are: projections of future earnings or losses; news of a pending or proposed merger, acquisition or tender offer; news of a significant sale of assets; initiation or expansion of dividend policies or the declaration of a stock split or the offering of additional securities; changes in management; impending financial or liquidity problems; and the gain or loss of substantial business. Either positive or negative information may be material.
 V.      Policy
         ------

         A. Employees, officers and directors must not discuss confidential, non-public information about the Company with anyone outside of the Company, unless:

         (i)     they have proper authorization to do so from the CEO or CFO, or
         (ii) the outsider receiving the information has agreed, in writing, to keep such information confidential, and the disclosure has been approved by the CEO or CFO. For example, furnishing financial information to the Company's lenders may be required as part of an employee's duties in administering the Company's contractual commitments to the lenders. The information may, nonetheless, constitute material, non-public information that is otherwise not available to security holders.

                 Further, it is prohibited for any employee, officer or director of the Company to actively participate in any Internet chat room or discussion board which is in any way related to the Company or its competitors.

         B. When dealing with third parties, particularly the investment community (financial analysts, brokers, stockholders and the press), no material non-public information should be divulged or discussed. If material non-public information is disclosed
                               -----------------------------------------------
                 to a third party, it may become necessary to promptly disclose
                 --------------------------------------------------------------
                 the information to the public at large, sometimes to the
                 --------------------------------------------------------
                 detriment of the Company's business, employees and
                 --------------------------------------------------
                 shareholders.
                 ------------

                 In general, and unless already released to the public via a broadly disseminated news announcement, disclosure of the Company's internal estimates or projections of its earnings or of other internal information intended solely for internal use should not be made available to third parties.

                 Only certain designated individuals within the Company shall have authority to:

                 (1) Review and clear all Company press releases for content, accuracy and legal compliance;

                 (2) Communicate (either orally or in writing) with members of the investment community;
                 (3) Review and approve, in advance, commitments for speeches or interviews with the press on financial matters;

                 To assure consistency and accuracy of the Company's responses, all inquiries or requests that may result in the disclosure of material, non-public information should be referred to the Company's Chairman and CEO, CFO or MedSource Legal Counsel.

C. After the Company has made a news release, employees are free to circulate the release to other outside audiences and to discuss its contents. However, such discussions must be
                                        ---------------------------------
                 limited only to the disclosed information.
                 -----------------------------------------

VI.   Responsibility
      --------------
      The issuance of press releases, as well as the determination of whether or not to respond to inquiries or rumors, is primarily the responsibility of Chairman and CEO. The CEO must be kept advised of all material non-public information in order to control the dissemination of such information and properly respond to inquiries from investors, the stock exchange, the public and the news media.

VII.  Compliance
      ----------
      Supervisors are responsible for the education, monitoring and enforcement of this policy within their respective areas.

      I have read and understand MedSource's Disclosure Policy.


Signature:   ________________________________________________


Date:        ________________________________________________